UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 19, 2006

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective May 19, 2006, Marlin Business Services Corp. (the “Company”) and George D. Pelose entered into an Amendment (the “Amendment”) to the Employment Agreement dated as of October 14, 2003 between the Company and Mr. Pelose. A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Amendment (i) changes Mr. Pelose’s title to Executive Vice President, (ii) indicates that Mr. Pelose is a member of the Office of the Chairman, (iii) increases Mr. Pelose’s base salary to $275,000, and (iv) increases Mr. Pelose’s annual target incentive bonus to 70% of his base salary.

In connection with his promotion to Executive Vice President and his appointment to the Company’s Office of the Chairman, and in an effort to incent and retain Mr. Pelose, the Company has awarded Mr. Pelose (i) 33,000 shares of restricted stock that vests over a three-year period (15% in years 1 and 2, and 70% in year 3), and (ii) up to a maximum of 25,500 performance-based restricted stock , the amount of which that vests in three years to be determined by the Company’s diluted EPS compounded average growth rate over such three year period.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment 2006-1 to Employment Agreement dated as of May 19, 2006 between Marlin Business Services Corp. and George D. Pelose.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)
Date May 25, 2006
/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

10.1	Amendment 2006-1 to Employment Agreement dated as of May 19, 2006 between Marlin Business Services Corp. and George D. Pelose.